EXHIBIT 10.14

FEDERAL HOME LOAN BANK OF SEATTLE
RETIREMENT FUND BENEFIT EQUALIZATION PLAN
Effective as of
November 23, 1991
Revised as of January 1, 2005

RETIREMENT FUND BENEFIT EQUALIZATION PLAN
INTRODUCTION
The amendment and restatement of this Retirement Fund Benefit Equalization Plan has been authorized by the Board of Directors of the Federal Home Loan Bank of Seattle (the “Employer”) solely for the purpose of providing benefits to certain employees selected by the Employer, which benefits would have been payable under the Regulations governing the Comprehensive Retirement Program of the Financial Institutions Retirement Fund, as they may be from time to time amended and as adopted by the Employer, but for the limitations placed on benefits for such employee by Sections 401(a) (17) and 415 of the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto (“Code”).
This Plan is intended both to provide benefits in excess of the limitations on benefits imposed by the Code and to provide certain other supplemental benefits for eligible employees whose benefits payable under this Plan shall be paid solely from the general assets of the Employer and/or a grantor trust established by the Employer to pay such benefits. No benefits under this Plan shall be payable from the assets of the Financial Institutions Retirement Funds. The Employer intends that this restated Plan will comply with Code Section 409A and will be administered and interpreted consistently with that intention.

ARTICLE 1. DEFINITIONS

When used in the Plan, the following terms shall have the following meanings:

1.01 “Actuary” means the independent consulting actuary retained by the Employer to assist the Committee in its administration of the Plan.
1.02 “Employer” means the Federal Home Loan Bank of Seattle.
1.03 “Beneficiary” means the beneficiary or beneficiaries designated in accordance with Article 5 of the Plan to receive the benefit, if any, payable upon the death of a Member of the Plan.
1.04 “Board of Directors” means the Board of Directors of the Employer.
1.05 “Committee” means the Retirement Fund Benefit Equalization Plan Committee appointed by the Board of Directors to administer the Plan.
1.06 “Effective Date” means January 1, 2008. The original Effective Date was November 23, 1991.
1.07 “Fund” means the Pentegra Defined Benefit Plan for Financial Institutions (formerly Financial Institutions Retirement Fund), a qualified and tax-exempt pension plan and trust under Sections 401(a) and 501(a) of the Code.
1.08 “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.
1.09 “Member” means a Highly-Compensated Employee of the Employer as that term is defined in the Fund who has been selected to be a Member by the Board of Directors. The Fund was closed to new members effective for employees hired on or after January 1, 2004.
1.10 “Plan” means Federal Home Loan Bank of Seattle Retirement Fund Benefit Equalization Plan, as set forth herein and as amended from time to time, plus any administrative rules adopted by the Committee.
1.11 “Pre-2005 Benefit Accruals” means the portion of the Member’s benefit under Section 3.01 that accrued prior to January 1, 2005, as determined by the Actuary.
1.12 “Regulations” means the Regulations governing the Comprehensive Retirement Program of the Fund as from time to time amended, and as adopted by the Employer.

ARTICLE 2. MEMBERSHIP
2.01 Each employee of the Employer who is selected as a Member in this Plan and who is included in the membership of the Fund shall be enrolled as a Member of the Plan on the date he is selected as a Member by the Board of Directors.
2.02 If the Member is no longer entitled to participate in the Fund, his membership in the Plan shall terminate on such date.
2.03 A benefit shall be payable under the Plan to or on account of a Member only upon the Member’s retirement, death or other termination of employment with the Employer.

ARTICLE 3. AMOUNT OF BENEFITS
3.01 The amount, if any, of the annual benefit payable to or on account of a Member pursuant to the Plan shall equal the excess of (i) over (ii), adjusted as provided in (iii), as determined by the Committee, where:
i. is the annual benefit (as calculated by the Fund on the basis of a lump sum form of Payment) that would otherwise be payable to or on account of the Member by the Fund on the first day of the month on or after the Member’s date of termination of employment under the Regulations if the provisions of the Regulations were administered without regard to the limitations imposed by Sections 401(a)(17) and 415 of the Code; and on the basis of salary unreduced by elective contributions under the Employer’s Thrift Plan Benefit Equalization Plan; and
ii. is the annual benefit (as calculated by the Fund on the basis of a lump sum form of payment ) that is or would be payable to or on account of the Member by the Fund on the first day of the month on or after the Member’s date of termination of employment under the Regulations after giving effect to any reduction of such benefit required by the limitations imposed by Sections 401(a)(17) and 415 of the Code;
iii. The lump sum resulting from i – ii will be adjusted to an actuarial equivalent benefit in the form of payment elected by the Member pursuant to Section 4.2 if applicable and 4.3, or if none was elected in the Regular Form of payment, using the same actuarial factors and assumptions then used by the Fund to determine actuarial equivalence under the Regulations.
For the purposes of this Section 3.01, “annual benefit” includes any “Active Service Death Benefit”, “Retirement Adjustment Payment”, “Annual Increment” and “Single Purchase Fixed Percentage Adjustment” which the Employer elected to provide its employees under the Regulations. For purposes of this Section 3.01, the annual benefit as calculated by the Fund is determined on the basis of the definition of Salary included in the Fund’s qualified retirement plan document, which determines Salary before any salary reduction contributions to the Employer’s 401(k) Plan, to the Employer’s Internal Revenue Code Section 125 flexible benefits plan, and to the Employer’s Internal Revenue Code Section 132(f) qualified transportation fringe benefits plan.
3.02 For purposes of the Plan the “Regular Form” of payment means an annual benefit payable for the Member’s lifetime and the death benefit described in Section 3.04 below.
3.03 If a Member had elected an optional form of payment and dies after the date his benefit payments under the Plan had commenced, the only death benefit, if any, payable under the Plan in respect of said Member shall be the amount, if any, payable under the optional form of payment which the Member had elected under the Plan. If a Member had elected an optional form of payment and dies before the date his benefit payments under the Plan commence, the election of an optional form of benefit shall be inoperative.

3.04 Upon the death of a Member who had not elected an optional form of payment , or who died before his benefit payments under the Plan commenced, a death benefit shall be paid to the Member’s beneficiary in a lump sum equal to the excess, if any, of (i) over (ii), where
i. is an amount equal to 12 times the annual benefit, if any, payable under Section 3.02 above, and
ii. is the sum of the benefit payments, if any, which the Member had received under the Plan.
3.05 If a Member is restored to employment with the Employer after payment of his benefit under the Plan has commenced, all payments under the Plan shall thereupon be discontinued. Upon the Member’s subsequent retirement or termination of employment with the Employer, his benefit under the Plan shall be recomputed in accordance with Sections 3.01, 3.02, 3.03 and 3.04, but shall be reduced by the actuarial equivalent value of the amount of any benefit paid by the Plan in respect of his previous retirement or termination of employment, and such reduced benefit shall be paid to the Member in accordance with the provisions of the Plan. For purposes of this Section 3.05, the actuarial equivalent value to the benefit paid in respect of a Member’s previous retirement or termination of employment shall be determined by the Actuary utilizing for that purpose the same actuarial factors and assumptions then used by the Fund to determine actuarial equivalence under the Regulations.

ARTICLE 4. TIME AND ELECTION OF BENEFIT PAYMENTS
4.01 Except for an allowed acceleration of payment pursuant to Section 4.04, a Member will receive or begin to receive payment of his benefits under the Plan within 60 days after termination of employment. Termination of employment shall be determined under Treasury Reg. Section 1.409A-1(h)(ii).
4.02 A Member may, at any time prior to the Member’s retirement or termination of employment, irrevocably elect the form of payment of the portion of the Member’s benefit consisting of the Member’s Pre-2005 Benefit Accruals. The Member’s Pre-2005 Benefit Accruals will be converted by the Actuary to any optional form of payment permitted under the Regulations, using as nearly as possible the same actuarial factors and assumptions then used by the Fund to determine actuarial equivalence under the Regulations. If no such election is made, the Member’s Pre-2005 Benefit Accruals will be paid in the Regular Form.
4.03 A Member may, no later than December 31, 2008, irrevocably elect the form of payment of the Member’s benefit that accrued after December 31, 2004 (“Post-2004 Benefit Accruals”). Such portion of the Member’s benefit will be converted by the Actuary to any optional form of payment permitted under the Regulations, using as nearly as possible the same actuarial factors and assumptions then used by the Fund to determine actuarial equivalence under the Regulations. If no such election is made, the Member’s Post-2004 Benefit Accruals will be paid in the Regular Form.
4.04 Except as provided in this Section 4.04, the time or schedule of payment of a Member’s benefit may not be accelerated. The time or schedule of payment of the Member’s benefit may be accelerated under any of the following “Acceleration Events” to a date no later than 120 days following the Committee’s determination that an Acceleration Event has occurred, and paid in a lump sum: (i) as necessary to fulfill a qualified domestic relations order as defined in Code Section 414(p); (ii) termination of the plan as allowed by Treas. Reg. 1.409A-3(j)(4); (iii) a lump sum payment if the value of the Member’s benefit is less than the amount then in effect under Code section 402(g)(1)(B) at the time the Member’s benefit is scheduled to begin.

ARTICLE 5. SOURCE AND METHOD OF PAYMENTS
5.01 All payments of benefits under the Plan shall be paid from, and shall only be a general claim upon, the general assets of the Employer, notwithstanding that the Employer, in its discretion, may establish a bookkeeping reserve or a grantor trust (as such term is used in Sections 671 through 677 of the Code) to reflect or to aid it in meeting its obligations under the Plan with respect to any Member or beneficiary. No benefit whatever provided by the Plan shall be payable from the assets of the Fund. No Member shall have any right, title or interest whatever in or any investments which the Employer may make or any specific assets which the Employer may reserve to aid it in meeting its obligations under the Plan.
5.02 Should the Employer choose to establish a bookkeeping reserve or a grantor trust, the amount of the reserve or the funding of the trust may be based upon actuarially determined amounts reflecting the benefit payable, and funding of any grantor trust shall be subject to approval by the Board of Directors and the Federal Housing Finance Board.
5.03 All Plan benefit payments shall commence as provided in Article IV, except that no benefit shall be paid prior to the date benefits under the Plan can be definitely determined by the Committee.

ARTICLE 6. DESIGNATION OF BENEFICIARIES
6.01 The beneficiary who shall be entitled to receive the amount, if any, payable under the Plan upon a Member’s death shall be the same as the Member has chosen for the Fund.
6.02 If no such valid beneficiary designation is in effect at the time of a Member’s death, or if no designated beneficiary survives the Member, the Member’s estate shall be deemed to have been designated his beneficiary and shall be paid the amount, if any, payable under the Plan upon the Member’s death. If the Committee is in doubt as to the right of any person to receive such amount, the Committee may pay such amount into any court of appropriate jurisdiction and such payment shall be a complete discharge of the liability of the Plan and the Employer therefore.

ARTICLE 7. ADMINISTRATION OF THE PLAN
7.01 The Board of Directors has delegated to the Committee, subject to those powers which the Board has reserved as described in Article 8 below, general authority over and responsibility for the ministerial administration of the Plan. The Committee shall, subject to the review and approval of the Governance, Budget and Compensation Committee of the Board of Directors, interpret and construe the Plan, make all determinations considered necessary or advisable for the administration of the Plan and the calculations of the amount of benefits payable thereunder, and review claims for benefits under the Plan. The Governance, Budget and Compensation Committee of the Board of Directors’ interpretations and constructions of the Plan and its decisions or actions thereunder shall be binding and conclusive on all persons for all purposes. Provided, however, that effective November 1, 2003, the Board of Directors delegates amendment authority to the Committee to adopt Plan amendments which are of an administrative nature or are required or permitted under applicable law, provided that any such amendment is reported to the Board within 2 1/2 months after the end of the Plan Year in which that amendment is adopted.
7.02 If the Committee deems it advisable, it shall arrange for the engagement of the Actuary, and legal counsel and certified public accountants (who may be counsel or accountants for the Employer), and other consultants, and make use of agents and clerical or other personnel, for purposes of the Plan. The Committee may rely upon the written opinions of such Actuary, counsel, accountants, and consultants, and upon any information supplied by the Fund for purposes of Section 3.01 of the Plan, and delegate to any agent or to any subcommittee or Committee member its authority to perform any act hereunder, including without limitations those matters involving the exercise of discretion; provided, however, that such delegations shall be subject to revocations at any time at the discretion of the Committee. The Committee shall report to the Governance, Budget and Compensation Committee of the Board of Directors at least once each calendar year with regard to the matters for which it is responsible under the Plan.
7.03 The Committee shall consist of at least three individuals, each of whom shall be appointed by, shall remain in office at the will of, and may be removed, with or without cause, by the Board of Directors. No Committee member shall be entitled to act on or decide any matters relating solely to such member or any of his rights or benefits under the Plan. Any Committee member may resign at any time. A Committee member shall not receive any special compensation for serving in such capacity but shall be reimbursed for any reasonable expenses incurred in connection therewith. No bond or other security need be required of the Committee or any member thereof in any jurisdiction.
7.04 The Committee shall elect or designate its own Chairman, establish its own procedures and the time and place for its meetings and provide for the keeping of minutes of all meetings. Any action of the Committee may be taken upon the affirmative vote of a majority of the members at a meeting or, at the direction of its Chairman, without a meeting by mail or telephone, provided that all of the Committee members are informed in writing of the vote.
7.05 All claims for benefits under the Plan shall be submitted in writing to the Chairman of the Committee. The Committee will present its determination regarding all claims to the Governance, Budget and Compensation Committee of the Board of Directors for approval. Written notice of the decision on each such claim shall be furnished with reasonable promptness to the Member or his beneficiary (the “claimant”). The claimant may request a review by the Governance, Budget and Compensation Committee of the Board of Directors of any decision denying the claim in whole or in part. Such request shall be made in writing and filed with the Governance, Budget and Compensation Committee of the Board of Directors within 30 days of such denial. A request for review shall contain all additional information which the claimant wishes the Governance, Budget and Compensation Committee of the Board of Directors to consider. The Governance, Budget and Compensation Committee of the Board of Directors may hold any hearing or conduct any independent investigation which it deems desirable to render its decision and the decision on review shall be made as soon as feasible after the Governance, Budget and Compensation Committee of the Board of Directors receipt of the request for review. Written notice of the decision on review shall be furnished to the claimant. For all purposes under the Plan, such decisions on claims (where no review is requested) and decisions on review (where review is requested) shall be final, binding and conclusive on all interested persons as to all matters relating to the Plan.
7.06 All expenses incurred by the Committee and the Governance, Budget and Compensation Committee of the Board of Directors in its administration of the Plan shall be paid by the Employer.

ARTICLE 8. AMENDMENT AND TERMINATION
8.01 The Board of Directors may amend, suspend or terminate, in whole or in part, the Plan without the consent of the Committee, any Member, beneficiary or other person, except that no amendment, suspension or termination shall retroactively impair or otherwise adversely affect (without consent) the rights of any Member, beneficiary or other person to benefits under the Plan which have accrued prior to the date of such action, as such accrued benefits are determined by the Committee.

ARTICLE 9. GENERAL PROVISIONS
9.01 The Plan shall be binding upon and inure to the benefit of the Employer and its successors and assigns and the Members, and the successors, assigns, designees and estates of the Members. The Plan shall also be binding upon and inure to the benefit of any successor organization succeeding to substantially all of the assets and business of the Employer, but nothing in the Plan shall preclude the Employer from merging or consolidating into or with, or transferring all or substantially all of its assets to, another organization which assumes the Plan and all obligation of the Employer hereunder. The Employer agrees that it will make appropriate provision for the preservation of the Members’ rights under the Plan in any agreement or plan which it may enter into to effect any merger, consolidation, reorganization, or transfer of assets. Upon such a merger, consolidation, reorganization, or transfer of assets and assumption of Plan obligations of the Employer, the term “Employer” shall refer to such other organization and the Plan shall continue in full force and effect to the extent such successor organization has assumed the Plan. If such successor organization does not assume the Plan, the Employer remains liable for payment of Plan benefits under this Plan.
9.02 Neither the Plan nor any action taken thereunder shall be construed as giving to a Member the right to be retained in the employ of the Employer or as affecting the right of the Employer to dismiss any Member from its employ.
9.03 The Employer shall withhold or cause to be withheld from all benefits payable under the Plan all federal, state, local or other taxes required by applicable law to be withheld with respect to such payments.
9.04 No right or interest of a Member under the Plan may be assigned, sold, encumbered, transferred or otherwise disposed of and any attempted disposition of such right or interest shall be null and void.
9.05 If the Committee shall find that any person to whom any amount is or was payable under the Plan is unable to care for his affairs because of illness or accident, or is a minor, or has died, then any payment, or any part therefor, due to such person or his estate (unless a prior claim therefor has been made by a duly appointed legal representative), may, if the Committee is so inclined, be paid to such person’s spouse, adult child or other relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be in complete discharge of the liability of the Plan and the Employer therefore.
9.06 The unpaid balance of any account maintained pursuant to this Plan is an unsecured, general obligation of the Employer. All amounts deferred hereunder remain the unrestricted assets of the Employer. Any assets purchased shall remain the sole property of the Employer subject to the claims of its general creditors and shall be available for the Employer’s use for whatever purpose desired. No Participant hereunder shall have any right other than the unsecured promise of the Employer to pay deferred Compensation in the future. No Participant has ownership rights with respect to any asset of the Employer by reason of his or her participation in this Plan.

9.07 All elections, designations, requests, notices, instructions, and other communications from a Member, beneficiary or other person to the Committee required or permitted under the Plan shall be in such form as is prescribed from time to time by the Committee and shall be mailed by first-class mail or delivered to such location as shall be specified by the Committee and shall be deemed to have been given and delivered only upon actual receipt thereof at such location.
9.08 The benefits payable under the Plan shall be in addition to all other benefits provided for employees of the Employer and shall not be deemed salary or other compensation by the Employer for the purpose of computing benefits to which any employee may be entitled under any plan or arrangement of the Employer.
9.09 No Committee member shall be personally liable by reason of any instrument executed by him or on his behalf, or action taken by him, in his capacity as a Committee member nor for any mistake of judgment made in good faith, unless due to the Committee Member’s willful misconduct or gross negligence. The Employer shall indemnify and hold harmless each Committee member and each employee, officer or director of the Employer, to whom any duty, power, function or action in respect of the Plan may be delegated or assigned, against any cost or expense (including fees of legal counsel) and liability (including any sum paid in settlement of a claim or legal action with the approval of the Employer) arising out of anything done or omitted to be done in connection with the Plan, unless arising out of such person’s fraud, bad faith, willful misconduct or gross negligence.
9.10 As used in the Plan, the masculine gender shall be deemed to refer to the feminine, and the singular person shall be deemed to refer to the plural, wherever appropriate.
9.11 The captions preceding the section of the Plan have been inserted solely as a matter of convenience and shall not in any manner define or limit the scope or intent of any provisions of the Plan.
9.12 The Plan shall be construed, administered and enforced according to the laws of the State of Washington in effect from time to time. Venue shall also be in the State of Washington.

This amended and restated Retirement Fund Benefit Equalization Plan has been duly executed by the Employer’s authorized representative this 30th day of December, 2008, to be effective as of the 1st day of January, 2008.

FEDERAL HOME LOAN BANK OF SEATTLE
By:
Chairman of the Board Of Directors

AMENDMENT TO THE
FEDERAL HOME LOAN BANK OF SEATTLE
RETIREMENT FUND BENEFIT EQUALIZATION PLAN

Federal Home Loan Bank of Seattle hereby amends its Retirement Fund Benefit Equalization Plan (the "Plan"), as revised as of January 1, 2005, effective as of September 1, 2011 to conform to the intent and operation of the Plan:

1.Section 3.01 is amended by revising the first sentence thereof and subsection iii to read as follows:
The amount, if any, of the annual benefit payable to or on account of a Member pursuant to the Plan shall equal the excess of (i) over (ii), reduced as provided in 3.05 if applicable, and adjusted as provided in (iii), as determined by the Committee, where:
...
iii. The lump sum resulting from i - ii, as reduced by Section 3.05 if applicable, will be adjusted to an actuarial equivalent benefit in the form of payment elected by the Member pursuant to Section 4.2 if applicable and 4.3, or if non was elected in the Regular Form of payment, using the same actuarial factors and assumptions then used by the fund to determine actuarial equivalence under the Regulations.

2. Section 3.05 is amended to read as follows:
3.05 If a Member is restored to employment with the Employer after payment of his benefit under the Plan has commenced, all payments under the Plan shall thereupon be discontinued. Upon the Members subsequent retirement or termination of employment with the Employer, his benefit under the Plan shall be recomputed in accordance with Sections 3.01, 3.02, 3.03, and 3.04, but shall be reduced by the actuarial equivalent value of to the amount of any benefit paid by the Plan in respect of his previous retirement or termination of employment, and such reduced benefit shall be paid to the member in accordance with the provisions of the Plan. For purposes of this Section 3.05, the actuarial equivalent value of ~~to~~ the benefit paid in respect of a Member's previous retirement or termination of employment shall be determined by the Actuary utilizing for that purpose the same actuarial factors and assumptions then used by the Fund to determine actual equivalence under the Regulations. Similarly, if a Member who was a participant in the Fund under a prior employer is hired by the Employer and receives prior service credit under the Fund and under this Plan pursuant to Section 3.01, upon such Member's subsequent retirement or termination of employment with the Employer, his benefit under this Plan shall be computed in accordance with Sections 3.01, 3.02, 3.03 and 3.04, but shall be reduced by the actuarial equivalent value of the amount of any benefit paid or payable by the prior employer's similar nonqualified plan. If such a Member did not participate in such a nonqualified plan, or if the prior employer did not maintain a similar plan covering the Member, his benefit under this Plan shall be reduced by the actuarial equivalent of the benefit the Member would have earned under this Plan for the Member's prior service in the Fund. The actuarial equivalent value of the benefit paid or payable from a prior plan in respect of a Member's retirement or termination of employment shall be determined by the Actuary utilizing for that purpose the same actuarial factors and assumptions then used by the fund to determine equivalence under the Regulations.

EXECUTED THIS 12TH DAY OF OCTOBER, 2011
FEDERAL HOME LOAN BANK OF SEATTLE
BY: